EXHIBIT 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of WPCS International Incorporated of our report dated July 28, 2008, with respect to the consolidated financial statements of WPCS International Incorporated and Subsidiaries, which report appears in the Annual Report on Form 10-K of WPCS International Incorporated and Subsidiaries for the year ended April 30, 2008.  We also consent to the reference to our firm under the caption “Experts”.

/s/ J.H. COHN LLP

Roseland, New Jersey
March 24, 2009